Exhibit 99.1

vTv Therapeutics Announces 2021 Third Quarter Financial Results and Provides Corporate Update

HIGH POINT, N.C. – (GLOBE NEWSWIRE) – November 9, 2021 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the third quarter ended September 30, 2021, and provided an update on the progress of its clinical programs.

“We plan to refocus vTv’s strategy on TTP399.  TTP399 is unique and the most important product in our portfolio with strong equity value potential to our shareholders”, said Deepa Prasad, president and CEO, vTv Therapeutics. “Biotech is about innovation and meeting the unmet medical needs for patients.  TTP399 does exactly this in seeking to solve the unmet need for type 1 diabetic patients experiencing hypoglycemic episodes. We are excited the FDA supports our effort by granting us Breakthrough Therapy Designation. Hypoglycemia is the most common acute complication for type 1 diabetes with onset occurring quickly and often without warning. We believe TTP399 can address this critical unmet need for type 1 diabetic patients worldwide.”

Recent Achievements and Outlook

Corporate

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Leadership. On October 19, 2021, Deepa Prasad was appointed to the role of President and CEO, and joined the board of directors.  Deepa is a recognized healthcare leader with more than 20 years of experience across startup funding, operations, investment banking, and healthcare policy. Most recently, Deepa led investments in innovative life science companies as a managing director at West River Group.

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Strategic Focus. We plan to implement a strategy to focus our efforts on the continued development of TTP399 as a potential treatment for patients with type 1 diabetes (“T1D”) and TTP273 as a potential treatment for patients with cystic fibrosis related diabetes, as well as continuing to support our currently partnered programs.  Given the strategic focus on these programs, we plan to pause our development activities in the United States on HPP737 while we evaluate strategic options for it. As part of this planned strategic focus, we are also evaluating cost reductions which may include reductions in our workforce.

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Balance Sheet.  The Company strengthened its balance sheet during the quarter through utilization of the at-the-market equity program with Cantor Fitzgerald, ending the quarter with $19.6 million of cash, cash equivalents and marketable securities.

Type 1 Diabetes

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Mechanistic Study of Ketoacidosis with TTP399.  In October 2021, the Company announced positive results from the mechanistic study of TTP399 in people with type 1 diabetes.  Patients with type 1 diabetes taking TTP399 experienced no increase in ketone levels relative to placebo during a period of acute insulin withdrawal, indicating that treatment with TTP399 presents no increased risk of ketoacidosis.  In addition, patients taking TTP399 had improved fasting plasma glucose levels and experienced fewer hypoglycemic events relative to those taking placebo, consistent and supportive of the previously announced phase 2 SimpliciT1 Study results.

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Pivotal Study Planning.  The Company is planning two pivotal, placebo-controlled clinical trials of TTP399 in subjects with type 1 diabetes and is engaged with the FDA on the optimal clinical trial designs for these studies.  The Company expects to begin these pivotal studies in the first half of 2022.

Third Quarter 2021 Financial Results

•	Cash Position: The Company’s cash position as of September 30, 2021, was $19.6 million compared to $10.8 million as of June 30, 2021.

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Revenue: Revenue for the third quarter of 2021 was $3.0 million, attributable to the satisfaction of milestones under the license agreements with Newsoara Biopharma Co., Ltd. and Reneo Pharmaceuticals, Inc. Revenue for the second quarter of 2021 was an insignificant amount.

•	R&D Expenses: Research and development expenses were $2.4 million in each of the three months ended September 30, 2021 and June 30, 2021, respectively.

•	G&A Expenses: General and administrative expenses were consistent between periods at $2.2 million for each of the three months ended September 30, 2021 and June 30, 2021.

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Other Income/(Expense): Other expense for the three months ended September 30, 2021 was $0.2 million and was attributable to the gains related to a reduction in fair value of the warrants to purchase shares of our own stock issued to a related party (the “Related Party Warrants”) offset by losses driven by the decrease in the fair value of our investment in Reneo Pharmaceuticals, Inc. (the “Reneo Investment”).  Other income for the three months ended June 30, 2021 of $3.8 million was driven by changes in value of the Reneo Investment and gains related to the reduction in fair value of the Related Party Warrants.

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Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $1.5 million for the third quarter of 2021 compared to net loss before non-controlling interest of $0.8 million for the second quarter of 2021.

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Net Loss Per Share: Diluted net loss per share was ($0.02) for the three months ended September 30, 2021 compared to diluted net loss per share of ($0.01) for the three months ended June 30, 2021, based on weighted-average diluted shares of 61.1 million and 58.6 million for the three-month periods ended September 30, 2021 and June 30, 2021, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2021	2021
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,566	$10,835
Accounts receivable, net	928	—
Prepaid expenses and other current assets	1,574	313
Current deposits	103	124
Total current assets	22,171	11,272
Property and equipment, net	300	322
Operating lease right-of-use assets	424	444
Long-term investments	8,539	9,622
Total assets	$31,434	$21,660
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$4,663	$4,855
Operating lease liabilities	176	169
Current portion of contract liabilities	35	35
Current portion of notes payable	636	—
Total current liabilities	5,510	5,059
Contract liabilities, net of current portion	9	9
Operating lease liabilities, net of current portion	540	587
Warrant liability, related party	2,260	3,588
Other liabilities	50	50
Total liabilities	8,369	9,293
Commitments and contingencies
Redeemable noncontrolling interest	44,610	60,190
Stockholders’ deficit:
Class A Common Stock	665	602
Class B Common Stock	232	232
Additional paid-in capital	236,557	224,457
Accumulated deficit	(258,999)	(273,114)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(21,545)	(47,823)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$31,434	$21,660

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	September 30, 2021	June 30, 2021
Revenue	$3,000	$9
Operating expenses:
Research and development	2,382	2,437
General and administrative	2,221	2,242
Total operating expenses	4,603	4,679
Operating loss	(1,603)	(4,670)
Interest expense	(6)	—
Other income, net	244	3,829
Loss before income taxes and noncontrolling interest	(1,365)	(841)
Income tax provision	100	—
Net loss before noncontrolling interest	(1,465)	(841)
Less: net loss attributable to noncontrolling interest	(378)	(233)
Net loss attributable to vTv Therapeutics Inc.	$(1,087)	$(608)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(1,087)	$(608)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.02)	$(0.01)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	61,073,280	58,615,137

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Revenue	$3,000	$7	$3,996	$15
Operating expenses:
Research and development	2,382	1,768	7,922	8,481
General and administrative	2,221	1,071	6,627	5,216
Total operating expenses	4,603	2,839	14,549	13,697
Operating loss	(1,603)	(2,832)	(10,553)	(13,682)
Interest income	—	—	1	12
Interest expense	(6)	(235)	(6)	(625)
Other income (expense), net	244	814	2,425	(114)
Loss before income taxes and noncontrolling interest	(1,365)	(2,253)	(8,133)	(14,409)
Income tax provision	100	—	115	—
Net loss before noncontrolling interest	(1,465)	(2,253)	(8,248)	(14,409)
Less: net loss attributable to noncontrolling interest	(378)	(720)	(2,312)	(4,784)
Net loss attributable to vTv Therapeutics Inc.	$(1,087)	$(1,533)	$(5,936)	$(9,625)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(1,087)	$(1,533)	$(5,936)	$(8,765)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.02)	$(0.03)	$(0.10)	$(0.21)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	61,073,280	48,238,285	58,737,170	45,796,298

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes and cystic fibrosis related diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and pancreatic cancer.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:

PR@vtvtherapeutics.com